Exhibit 23.3

December 14, 2005

Board of Directors

Minotola National Bank

1748 South Lincoln Avenue

Vineland, NJ 08360

Dear Board Members:

We hereby consent to the use of our firm’s name, FinPro, Inc. (“FinPro”) and the inclusion of, summary of and references to our fairness opinion in the Form S-4. We also consent to the inclusion of our fairness opinion letter as an exhibit to the Form S-4.

Very Truly Yours,

/s/ FinPro, Inc.

FinPro, Inc.

20 Church Street • P.O. Box 323 • Liberty Corner, NJ 07938-0323 • Tel: 908.604.9336 • Fax: 908.604.5951

finpro@finpronj.com • www.finpronj.com